Equity Series
Annual 8/31/06


EXHIBIT 77Q3 TO FORM N-SAR


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:


72DD1/72DD2
Series 2
Class A 1,229, Class B 93 & Class C 108

73A1/73A2
Series 2
Class A $0.1040, Class B $0.0240 & Class C $0.0240

74U1/74U2
Series 2-
Class A 10,542, Class B 2,744 & Class C 3,757

74V1/74V2
Series 2-
Class A $15.96, Class B $15.26 & Class C $15.26